UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 10, 2023

OMNICELL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-33043	94-3166458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4220 North Freeway
Fort Worth, TX 76137
(Address of principal executive offices, including zip code)

(877) 415-9990
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	OMCL	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.
At the Annual Meeting of Stockholders of Omnicell, Inc. (the “Company”), held on May 23, 2023 (the “Annual Meeting”), Robin G. Seim received a greater number of votes “withheld” from his election than votes “for” his election to the Company’s Board of Directors (the “Board”). As a result, and in accordance with the majority vote resignation policy in the Company’s Corporate Governance Guidelines, following the Annual Meeting, Mr. Seim submitted a letter of resignation from the Board for consideration by the Corporate Governance Committee (the “Governance Committee”), subject to the Board’s acceptance of such resignation.
Following the Annual Meeting, the Governance Committee, in conjunction with Company management, reached out to several large stockholders of the Company to seek input and better understand potential concerns regarding Mr. Seim’s service on the Board. Through that outreach, the Governance Committee came to believe that investors were primarily concerned with Mr. Seim’s service as a member and Chair of the Audit Committee of the Board (the “Audit Committee”), due to proxy advisory firm voting guidelines, as well as voting policies of certain institutional investors regarding audit committee independence, in light of the various executive positions Mr. Seim previously held with the Company until March 2019. In addition to these concerns, the Governance Committee also took into account that although the Board has determined Mr. Seim is independent under applicable Nasdaq listing standards, he is expected to achieve independence under certain proxy advisory firm voting guidelines and the voting policies of certain institutional investors as of March 2024. The Governance Committee also considered the deep understanding of the Company’s financial and business operations and the healthcare industry Mr. Seim brings to the Board, gained through his 13 years of experience as an executive officer of the Company in various financial and operational leadership roles.
The Governance Committee further deliberated this matter and ultimately determined to recommend that the Board reject Mr. Seim’s offer of resignation from the Board; however, the Governance Committee also recommended that Mr. Seim be removed as the Chair and a member of Audit Committee, effective immediately. The Governance Committee further recommended that (i) Bruce E. Scott be appointed to serve as a member of the Audit Committee, and (ii) Mark W. Parrish be appointed as Chair of the Audit Committee, effective immediately. The Governance Committee believes that, notwithstanding the concerns identified by certain of the Company’s stockholders, Mr. Seim’s extensive knowledge of the Company and its industry, combined with his prior financial expertise and leadership experience, provide the Board with invaluable insights into the Company’s financial and business operations, the healthcare industry, as well as financial and operational matters generally.
On August 10, 2023, based on these recommendations and effective immediately, the Board: (i) rejected Mr. Seim’s resignation from the Board; (ii) removed Mr. Seim as the Chair and a member of the Audit Committee; (iii) appointed Mr. Scott to the Audit Committee; and (iv) appointed Mr. Parrish as Chair of the Audit Committee. Following these actions, the Audit Committee is currently composed of three directors: Mr. Parrish (Chair), Mr. Bousa and Mr. Scott. In connection with these actions, the Board reviewed the Nasdaq listing standards definition of independence for Audit Committee members and determined that all members of the Company’s Audit Committee are independent for purposes of service on the committee. The Board has also determined that Mr. Parrish qualifies as an “audit committee financial expert,” as defined in applicable U.S. Securities and Exchange Commission rules.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OMNICELL, INC.
Date: August 16, 2023	/s/ Corey J. Manley
Corey J. Manley
Executive Vice President, Chief Legal and Administrative Officer